                                                                  Exhibit 10.14

                                 EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made and entered into as of December 9, 1998 (the "Effective Date") by and between IMGIS, Inc. (dba "AdForce") a California corporation (the "Company") and, John A. Tanner (the "Employee").

                                      RECITALS

     A. The Company desires to continue the employment of the Employee as the Company's Vice President-Finance and Chief Financial Officer, and the Employee desires to accept such continued employment. The employment of the Employee pursuant to this Agreement is hereinafter sometimes referred to as the "Employment"; and

     B. The Company and the Employee hereby enter into this Agreement setting forth each and all of the terms and conditions of the Employment.

          NOW, THEREFORE, in consideration of the premises and the agreements, representations and warranties contained in the Agreement, the Company and the Employee hereby agree as follows:

     1.   DUTIES, TERM AND EXCLUSIVE EMPLOYMENT.

          1.1 DUTIES AND RESPONSIBILITIES. Within the limitations established by the Company's Bylaws, the Employee shall have each and all of the duties and responsibilities of the Company's Chief Financial Officer. As such, the Employee shall have general management responsibility and authority with respect to the financial affairs of the Company, subject to the direction of the Company's Chief Executive Officer.

          1.2 TERM OF EMPLOYMENT. The Employment shall begin on the Effective Date and, shall continue until terminated as provided in Paragraph 3 hereof, the Employment shall continue until midnight on the second anniversary of the Effective Date.

          1.3 NO OTHER EMPLOYMENT OR PRODUCTIVE ACTIVITIES. During the term of the Employment, the Employee shall diligently and conscientiously devote all of his working time and attention to discharging his duties to the Company and shall not, without the express prior written consent of the Company, render to any other person, corporation, partnership, firm, company, joint venture or other entity any services of any kind for compensation or engage in any other activity that would in any manner whatsoever interfere with the performance of the Employee's duties on behalf of the Company. The foregoing notwithstanding, nothing herein shall prevent the Employee from serving on boards of director of other companies not in competition with the Company, engaging in charitable activities or activities of professional associations or from managing on his own personal time any personal investments in entities not in competition with any actual or then proposed business of the Company; provided that nothing in this Paragraph 1.3 shall prohibit the Employee from owning up to one percent (1%) of the outstanding shares of any class of equity securities of a corporation engaged in any such competition whose securities are listed on a national securities exchange or quoted daily in the over-the-counter listings of THE WALL STREET JOURNAL ("Permitted Shares").

          1.4 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Employee acknowledges his obligations under the Employee Agreement Regarding Confidentiality and Inventions dated as of November 3, 1997 (the
"Confidentiality and Inventions Agreement").

          1.5 INDEMNITY AGREEMENT. The parties acknowledge their respective obligations under the Officer and Director Indemnity Agreement between the Employee and the Company attached as Exhibit B (the "Indemnity Agreement").

     2. COMPENSATION. In full and complete consideration for the Employment and each and all of the services to be rendered by the Employee to the Company or any subsidiary or controlled affiliate of the Company (collectively, the "AdForce Group"), the Employee shall receive compensation as follows, except as otherwise provided in Paragraph 3 hereof:

          2.1 BASE SALARY. The Employee shall receive from the Company a base salary, at the initial rate of $175,000 per annum, payable in equal semi-monthly installments during the term of Employment. The base salary will be reviewed annually and may be increased (but not decreased) by the Company, in the discretion of its Chief Executive Officer ("CEO") (or, if no CEO then exists, in the discretion of the Board of Directors), based upon such factors as the CEO (or, if no CEO then exists, in the discretion of the Board of Directors) deems relevant, including the financial condition and operating results of the Company. From each of the Employee's salary payments the Company will withhold and pay to the proper governmental authorities any and all amounts required by law to be withheld from the Employee's salary. The Company will also deduct from the Employee's salary payments those sums, if any, authorized by the Employee in writing and approved by the Company. The Company will make all payments and contributions that are required by law to be made by the Company for the Employee's benefit without any deduction from the Employee's salary payments.

          2.2 INCENTIVE BONUS PLAN. For each fiscal year of the Company during the Employment, the Employee will be eligible to receive, in addition to his base salary, annual incentive compensation at the Executive Officer level (the "Annual Bonus") pursuant to the Company's incentive bonus plan (the "Bonus Plan"), a summary of which is attached hereto as APPENDIX A, for so long as it may be continued and as it may hereafter be amended from time to time. The amount of the Annual Bonus, if any, for each year will be based on the achievement of financial goals and performance objectives to be determined by the Company in accordance with the Bonus Plan. Each Annual Bonus will be deemed to be earned and will be payable at the time or times specified in the Bonus Plan, as it may be amended from time to time.


          2.3   STOCK OPTIONS.

                (a) The Employee is presently the holder of stock options granted under the Company's Stock Plan, which options are subject to the separate written Option Agreement (the "Existing Options").

                (b) In the event of one or more of the following transactions (a "Change of Control"), an additional one year of vesting in the Existing Options will occur:

                       (i) a merger or acquisition in which the Company is not the surviving entity (other than a reincorporation in another jurisdiction or a merger in which the shares of the Company are converted into shares representing a majority of the voting power of the surviving entity);

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets or stock of the Company;

                       (iii)

                       (iv) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or series of related transactions.

                (c) During the Employment, the Employee will be eligible for the grant of additional options under the Stock Option Plan at the sole discretion of the Company's Board of Directors, based upon such factors as it deems relevant.

          2.4

          2.5 VACATION. The Employee shall be entitled to three (3) weeks paid vacation per year. Unused vacation accruals will be subject to Company policy in effect from time to time.

          2.6 INSURANCE AND OTHER BENEFITS. The Employee shall be entitled to participate in the life, medical, dental and/or disability insurance plans, together with any supplemental insurance plans, offered by the Company to its executive employees, generally from time to time during the Employment. The Employee shall be eligible to participate in any other fringe benefits as may be provided by the Company to its executive employees, generally, during the Employment.

     3. TERMINATION OF EMPLOYMENT. The Employment may be terminated prior to the end of the term specified in Paragraph 1.2 hereof upon the occurrence of any of the following:

          3.1 DEATH AND DISABILITY. The Employment shall automatically terminate upon the death of the Employee. The Company shall have the unrestricted right, but not the obligation, to terminate the Employment at any time following determination of the Employee's "permanent disability" (as deemed in the Company's long-term disability insurance plan covering the Employee). In the event of the Employee's death or permanent disability, the Employee or his estate shall be entitled to receive (i) the Employee's base salary through the date of termination of the Employment, plus (ii) any Annual Bonus earned by the Employee and payable as of the date of termination of the Employment pursuant to Paragraph
2.2 hereof but not yet paid, plus (iii) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraph 2.6 hereof.

          3.2 TERMINATION OF EMPLOYMENT BY THE COMPANY "FOR CAUSE". The Company shall have the unrestricted right, but not the obligation, to terminate the Employment at any time "For Cause" in the event of the Employee's (i) conviction of a felony, (ii) commission of any act of theft or fraud against, or involving the records of, the Company or any other member of the AdForce Group,
(iii) insubordination, or (iv) material breach of the Employee's obligations under the Confidentiality and Inventions Agreement, which, if curable, is not cured within thirty (30) days following the notice thereof by the Company. The decision to terminate the Employment For Cause, to take other action or to take no action in response to such occurrence shall be in the sole and exclusive discretion of the Company. Upon any termination of the Employment by the Company For Cause, the Employee shall be entitled to receive (A) the Employee's base salary through the date of such termination, plus (B) any Annual Bonus earned by the Employee and payable as of the date of termination of the employment pursuant to Paragraph 2.2 hereof but not yet paid, plus (C) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraph 2.6 hereof.

          3.3 OTHER TERMINATION OF EMPLOYMENT BY THE COMPANY. The Company shall have the right to terminate the Employment at any time. However, if the Employment is terminated by the Company for any reason other than pursuant to Paragraphs 3.1 or 3.2 hereof, the Employee shall be entitled to receive his base salary through the date of termination of the Employment, plus an amount (the "Severance Payment") equal to his then-current base salary for twelve (12) months following the date of termination (The "Severance Period". The Severance Payment shall be paid in equal, bi-weekly installments during the Severance Period and shall be in lieu of any other severance pay to which the Employee might otherwise be entitled. In addition, in the event of such a termination, the Company will, to the extent its plans permit, continue to provide to the Employee, at the current level of employee contribution by the Employee prevailing at the date of termination, coverage under its life, medical, dental and/or disability plans, as in effect on the date of termination, during the Severance Period. If the Company's plans do not permit continued coverage for the Employee under these circumstances, the Company shall pay or reimburse the Employee for the cost of purchasing such coverage independently, subject to the timely compliance by the Employee with any notification procedure required under COBRA in order to obtain continued coverage. The Employee shall also be entitled, upon any such termination, to receive (A) any Annual Bonus earned by the Employee and payable as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus (ii) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraph
2.6 hereof.

          3.4   TERMINATION OF EMPLOYMENT BY THE EMPLOYEE FOR "GOOD REASON".
The Employee shall have the right to terminate the Employment at any time for "Good Reason" in the event that, other than pursuant to Paragraphs 3.1 or 3.2 hereof, the Company, without the Employee's prior written consent, (i) materially alters or reduces the Employee's duties, responsibilities and authority from those which exist as of the Effective Date; (ii) changes the Employee's job title to anything other than Vice President and Chief Financial Officer; (iii) materially breaches the terms of this Agreement in respect to the payment of compensation or benefits or in any other material respect and such breach is not cured within ten (10) days after the Company receives notice thereof; or (iv) requires the Employee, as a condition to the Employment, to perform illegal or fraudulent acts or omissions. If the Employee voluntarily terminates the Employment for Good Reason pursuant to this Paragraph 3.4, the Employee shall be entitled to receive the payments and other benefits specified in Paragraph 3.3 hereof with respect to a termination by the Company other than For Cause.

          3.5   TERMINATION OF EMPLOYMENT BY THE EMPLOYEE WITHOUT "GOOD
REASON". Upon any voluntary termination of the Employment by the Employee, other than for Good Reason pursuant to Paragraph 3.4 hereof, the Employee shall be entitled to receive (i) the Employee's base salary through the date of such termination, plus (ii) any Annual Bonus earned by the Employee and payable as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus (iii) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraph 2.6 hereof.

     4. EXPENSES. In addition to the payment or reimbursement of the expenses specified in Paragraph 2.4 hereof, the Company will reimburse the Employee for those customary, ordinary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company or any other member of the AdForce Group. Such expenses will be reimbursed upon presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its executive employees. The Employee shall present such documentation for any unreimbursed expenses not later than thirty (30) days after the termination of the Employment.

     5. AUTHORITY: NONCOMPETITION. The Employee warrants and represents to the Company that he has the full, complete and entire right and authority to enter into the Employment and this Agreement, that he has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with any other person, corporation, partnership, firm, company, joint venture or other entity which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company or any other member of the AdForce Group pursuant to the Employment and/or this Agreement, and that he is fully ready, willing and able to perform each and all of such duties, obligations and responsibilities. As a condition of the Employment and of the Company's entering into this Agreement, the Employee hereby specifically agrees, covenants, warrants and represents that, during the Employment, he will not, without the Company's express prior written consent, accept any employment, contractual or other relationship of any kind or nature whatsoever or engage in any association or dealing of any kind or nature whatsoever with any person, corporation, partnership, firm, company, joint venture, or other entity, in competition with any business of the Company or any other member of the AdForce Group currently conducted or conducted during that period; provided that nothing in the Paragraph 5 shall prohibit the Employee from owning Permitted Shares.

     6. DUTIES OF THE EMPLOYEE AFTER ANY NOTICE OF TERMINATION OF THE EMPLOYMENT. Following any notice of termination of the Employment, the Employee shall fully cooperate with the Company in all matters relating to the winding up of the Employee's work on behalf of the

Company and the orderly transfer of all pending work and of the Employee's duties and responsibilities to such other person or persons as may be designated by the Company in its sole discretion. Upon any termination of the Employment, the Employee will immediately deliver to the company any and all of the property of the Company or any other member of the AdForce Group of any kind or nature whatsoever in the Employee's possession (except that the employee may keep in his possession for a period of one year subsequent to the termination date any laptop computer and related software and hardware), custody or control, including, without limitation any and all Proprietary Information as that term is defined in the Confidentiality and Inventions Agreement.

     7. NO PREDATORY SOLICITATION. For one (1) year following any termination of the Employment, the Employee will not, without having received the Company's prior written permission to do so, directly of indirectly, on his own behalf or in the service of others, interfere with or raid the officers, employees, consultants, agents and/or independent contractors of the Company or any other member of the AdForce Group or in any manner attempt to persuade any such person to discontinue any relationship with such entity. The Employee and the Company confirm that this Paragraph 7 is reasonable and necessary for the protection of the trade secrets and proprietary information of the AdForce Group.

     8. ARBITRATION. Except as otherwise expressly provided in this Agreement, any controversy, dispute and/or claim in any manner arising out of or relating to this Agreement or the Employment shall be fully and finally resolved solely by binding arbitration conducted by the American Arbitration Association in San Jose, California. Judgment on any decision rendered by the arbitration may be entered in any court having jurisdiction. All costs of the arbitration, including, without limitation, the costs of any record or transcript of the arbitration proceedings, administrative fees, the fee of the arbitrator, the fees and expenses of the attorneys for each party and all other fees and costs shall be borne by the party not prevailing in the arbitration, as determined by the arbitrator, or apportioned as the arbitrator shall determine if, in the judgement of the arbitrator, neither party prevails. Except as otherwise expressly provided in the Agreement, the arbitration provisions set forth above in Paragraph 8 are intended by the Employee and by the Company to be absolutely exclusive for all purposes whatsoever and applicable to each and every controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, and the Employment, the meaning, application and/or interpretation of this Agreement, any breach or claimed breach hereof and/or any voluntary or involuntary termination of this Agreement with or without cause, including without limitation, any such controversy, dispute and/or claim which, if pursued through any state or federal court or administrative agency, would arise at law, in equity and/or pursuant to statutory, regulatory and/or common law rules, regardless of whether such dispute, controversy and/or claim would arise in and/or from contract, tort or any other legal and/or equitable theory or basis. The arbitrator who hears and decides any controversy, dispute and/or claim between the Company and the Employee shall, in determining a remedy, have jurisdiction and authority only to award compensatory damages to make whole a party suffering foreseeable economic damages, and, other than foreseeable economic damages, the arbitrator shall not have any authority or jurisdiction to make any award of any kind or nature whatsoever as compensation for any damages and/or any award of damages for pain and suffering, emotional distress or any other kind or form of non-economic damages and/or non-foreseeable economic damages.

Notwithstanding anything to the contrary contained in this Paragraph 8, the Company shall at all times have and retain the full, complete and unrestricted right to immediate and permanent injunctive and other relief as provided in Paragraph 9 below.

     9. THE COMPANY'S RIGHT TO INJUNCTIVE RELIEF. The Employee recognizes, acknowledges and agrees that any breach of any threatened breach of any Paragraph; term, provision or covenant of any of Paragraphs 5 or 7 of this Agreement or of the Confidentiality and Inventions Agreement would cause irreparable injury to the Company which could not be adequately compensable in monetary damages and that the remedy at law for any such breach will be entirely insufficient and inadequate to protect their legitimate interests. Therefore, the Employee specifically recognizes, acknowledges and agrees that the Company shall at any and all times be and remain fully entitled to seek and obtain temporary, preliminary and permanent injunctive relief for any such breach or threatened breach from any court of competent jurisdiction. The prevailing party in any action instituted pursuant to Paragraph 8 hereof, shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such litigation.

     10. SURVIVAL OF CERTAIN PROVISIONS OF THIS AGREEMENT. Except as may otherwise be provided herein, each and all of the terms, provisions and covenants of this Agreement shall, for any and all purposes whatsoever, survive any termination of the Employment, subject to the limitations and conditions set forth in each separate provision, regardless of whether such termination is by the Employee, by the Company, by expiration or otherwise.

     11.  GENERAL.

          11.1 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, the Employee and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of the Employee under this Agreement shall be personal and not assignable or delegable by the Employee in any manner whatsoever to any person, corporation, partnership, firm, company, joint venture or other entity. The Employee may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement.



          11.2 WAIVER. No waiver of any breach of any warranty, representation, agreement, promise, covenant, paragraph, term or provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement. No extension of the time for the performance of any obligation or other act required or permitted by this Agreement shall be deemed to be an extension of the time for the performance of any other obligation or any other act required or permitted by this Agreement.

          11.3 SOLE AND ENTIRE AGREEMENT. This Agreement, the attachment hereto and the other agreements referred herein, including the Company's bonus and award plans and benefit plans, are the sole, complete and entire contract, agreement and understanding between the Company and the Employee concerning the Employment, the terms and conditions of the Employment, the duration of the Employment, the termination of the Employment and the compensation and benefits to be paid and provided by the Company to the Employee pursuant to the Employment. Except as otherwise provided herein, this Agreement supersedes any and all prior contracts, agreements, plans, agreements in principle, correspondence, letters of intent, understandings, and negotiations, whether oral or written, concerning the Employment, the terms and conditions of the Employment, the duration of the Employment, the termination of the Employment and the compensation and benefits to be paid by the Company to the Employee pursuant to the Employment.

          11.4 AMENDMENTS. No amendment, modification, waiver, or consent relating to this Agreement will be effective unless and until it is embodied in a written document signed by the Company and by the Employee.

          11.5 ORIGINALS. This Agreement may be executed by the Company and the Employee in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

          11.6 HEADINGS. Each and all of the headings contained in the Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed as part of this Agreement for any purpose whatsoever.

          11.7 SAVINGS PROVISION. To the extent that any provision of this Agreement or any Paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such Paragraph, term, provision, sentence, paragraph, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

          11.8 APPLICABLE LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California.

          11.9 CONSTRUCTION. The language of this Agreement and of each and every paragraph, term and provision of the Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against the Employee, the Company, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

          11.10 NOTICES. Any notices to be given pursuant to this Agreement by either party to the other party may be effected by personal delivery or by registered or certified mail, postage prepaid and with return receipt requested. Mailed notices shall be addressed to the parties at the addresses stated below, but each party may change its or his address by written notice to the other in accordance with this Paragraph 11.10. Notices delivered personally shall be deemed received on the date of delivery. Notices delivered by mail shall be deemed received on the third business day after the mailing thereof.

          Mailed notices to the Employee shall be addressed as follows:

          John A. Tanner
          1224 Serene Valley Court
          San Jose, California 95120

          Mailed notices to the Company shall be addressed as follows:

          IMGIS, Inc., (dba "AdForce")
          10101 N. De Anza Boulevard
          Suite 210
          Cupertino, California 95014
          Attention: Chief Executive Officer

          IN WITNESS WHEREOF, the Company and the Employee have each duly executed this Agreement as of the date set forth above.

                                        IMGIS, Inc. (dba "AdForce")

                                   By:   /s/ Charles W. Berger
                                         ---------------------------------------
                                             Charles W. Berger
                                   Title:    Chief Executive Officer
                                             Chairman of the Board of Directors



                                   /s/ John A. Tanner
                                   -----------------------------------
                                             John A. Tanner